Exhibit 99.1

News Release

Mercury Systems Reports Third Quarter Fiscal 2016 Results, Raises Full Year Adjusted EBITDA Guidance

Highlights include:

Bookings up 42% over prior year, yielding record backlog of $220 million
Revenue increases 11% over prior year
Adjusted EBITDA up 27% year-over-year to $14.6 million
Adjusted EBITDA and Adjusted EPS exceed estimates
Company raises earnings guidance for fiscal 2016

CHELMSFORD, Mass. April 26, 2016 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the third quarter of fiscal 2016, ended March 31, 2016.

Management Comments
“The third quarter was another significant milestone toward achieving our objectives for the fiscal year,” stated Mark Aslett, Mercury’s President and Chief Executive Officer. “Revenue growth continued to outpace the industry, increasing 11% year-over-year, while our adjusted EBITDA grew even faster at 27%. In addition, bookings of $80.8 million yielded record backlog of $220 million. Mercury’s strong revenue performance, coupled with our operating leverage, continued to enhance our adjusted EBITDA performance, positioning Mercury for a strong finish to our fiscal 2016. We currently expect to close the pending acquisition of the embedded security, RF and microwave solutions, and custom microelectronics operations of Microsemi Corporation within approximately one week,” Aslett concluded.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2016 Results, Page 2

Third Quarter Fiscal 2016 Results
Third quarter fiscal 2016 revenues were $65.9 million, an increase of $6.3 million, or 11%, compared to the third quarter of fiscal 2015. GAAP income from continuing operations for the third quarter of fiscal 2016 was $4.5 million, or $0.13 per share, compared to GAAP income from continuing operations of $4.7 million, or $0.14 per share, for the prior year’s third quarter. The third quarter of fiscal 2016 included $1.7 million, or $0.03 per share of acquisition and financing costs. Adjusted earnings per share (“adjusted EPS”) was $0.25 per share for the third quarter of fiscal 2016, compared to $0.22 per share in the third quarter fiscal 2015. All per share information is presented on a fully diluted basis and does not reflect the impact of the 5.175 million common shares issued by the Company in the follow-on underwritten public offering, which closed on April 13, 2016.

Third quarter fiscal 2016 adjusted EBITDA was $14.6 million, an increase of 27% from $11.5 million in the third quarter of fiscal 2015.

Total GAAP net income for the third quarter of fiscal 2016 was $4.5 million, or $0.13 per share, compared to total GAAP net income of $3.7 million, or $0.11 per share, for the prior year’s third quarter. The third quarter of fiscal 2015 included a loss, net of income taxes, of ($1.0) million, or ($0.03) per share, from discontinued operations.

Cash flows from operating activities in the third quarter of fiscal 2016 were a net inflow of $4.3 million, compared to a net inflow of $9.1 million in the third quarter of fiscal 2015. Free cash flow, defined as cash flow from operating activities less capital expenditures, was a net inflow of $2.6 million in the third quarter of fiscal 2016, compared to a net inflow of $7.8 million in the third quarter of fiscal 2015.

The Company’s reported financial results are from continuing operations for all periods referenced in this release unless otherwise noted.

Bookings and Backlog
Bookings for the third quarter of fiscal 2016 were $80.8 million, yielding a book-to-bill of 1.2 for the quarter. Mercury’s total backlog at March 31, 2016 was $219.7 million, an increase of $29.8

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2016 Results, Page 3

million from a year ago. Of the March 31, 2016 total backlog, $172.0 million represents orders expected to be shipped over the next 12 months.

Revenues by Reporting Segment
Mercury Commercial Electronics (MCE) - Revenues for the third quarter of fiscal 2016 from MCE were $57.5 million, representing an increase of $4.7 million, or 9.0%, from the third quarter of fiscal 2015. The increase in revenues compared to last year’s third quarter related primarily to higher SEWIP program revenues.

Mercury Defense Systems (MDS) - Revenues for the third quarter of fiscal 2016 from MDS were $8.6 million, an increase of $1.9 million, or 28.2%, from the third quarter of fiscal 2015, primarily due to strength in the Filthy Buzzard program.

The revenues by reporting segment are adjusted for ($0.2) million and $0.1 million of revenues included in our consolidated results in the third quarter of fiscal 2016 and fiscal 2015, respectively. This revenue is attributable to development programs where the revenue is recognized in both segments under contract accounting, and reflects the reconciliation to our consolidated results.

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2016, which excludes the impact of our pending acquisition announced on March 23, 2016 and expected to close in the current quarter. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.

For the fourth quarter of fiscal 2016, on a standalone basis, revenues are forecasted to be in the range of $65.5 million to $68.5 million. Adjusted EPS is expected to be in the range of $0.20 to $0.22 per share, including approximately $1.8 million of amortization of intangible assets, $2.2 million of stock-based compensation expense and an effective tax rate of approximately 36%. Adjusted EBITDA for the fourth quarter of fiscal 2016 is expected to be in the range of $12.0 million to $13.5 million. This results in estimated revenue for the full fiscal year of $250.2 million to $253.2 million and adjusted EBITDA for the full fiscal year of approximately $51.0 million to $52.5 million.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2016 Results, Page 4

The Company expects to provide combined guidance, including the businesses expected to be acquired from Microsemi, when it announces fourth quarter fiscal 2016 results.

Recent Highlights
March - Mercury announced that it signed a definitive agreement with Microsemi Corporation to acquire the embedded security, RF and microwave, and custom microelectronics businesses of Microsemi. For the twelve months ended September 27, 2015, these businesses had combined revenues of $99 million and pro forma standalone adjusted EBITDA of approximately 28%. The businesses are primarily focused on the defense electronics market and employ a total of approximately 275 people based at facilities in Phoenix, Ariz., Camarillo, Calif., San Jose, Calif., and West Lafayette, Ind. The acquisition is expected to close during Mercury’s fourth fiscal quarter, which ends June 30, 2016.

March - Mercury announced the rugged OpenVPX™ Ensemble® LDS6526 processing blade that seamlessly integrates the Intel® Xeon® Processor D-1500 system-on-a-chip (SoC) product family (formerly codenamed "Broadwell DE"), the versatility and performance boost of software-defined off-load processing with built-in, double-bandwidth sensor I/O capability into a powerful 6U form factor blade for streaming signal processing applications.

March - Mercury announced it received a $2.2 million follow-on order from a leading defense prime contractor for high-performance signal processing subsystems for a manned airborne radar application. The order was booked in the Company's fiscal 2016 third quarter and is expected to be shipped over the next several quarters.

March - Mercury announced it received a $2.2 million order from a leading systems integrator to supply high-performance digital signal processing and radio frequency (RF) modules for a signals intelligence application. The order was booked in the Company's fiscal 2016 third quarter and is expected to be shipped by the end of its fiscal 2016 fourth quarter.

February - Mercury announced that its headquarters facility in Chelmsford, Mass., as well as its facilities in Hudson, N.H., Manteca, Calif., and Cypress, Calif. each received "Superior" security ratings in recent vulnerability assessments conducted by the U.S. Department of Defense's Defense Security Service (DSS). For three of the four facilities, these represent multiple consecutive

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2016 Results, Page 5

"Superior" ratings, the highest awarded to defense contractors by DSS. Currently, fewer than 10 percent of the approximately 13,500 facilities overseen by the DSS receive a Superior rating. Including these most recent ratings, Mercury has received an aggregate of twelve "Superior" ratings across numerous facilities.

January - Mercury announced it received a $3.7 million follow-on order from a leading defense prime contractor for high-performance digital signal processing modules for a manned airborne synthetic aperture radar (SAR) application. The order was booked in the Company's fiscal 2016 second quarter and is expected to be shipped by its fiscal 2016 fourth quarter.

January - Mercury announced it received a $3 million follow-on order from a leading defense prime contractor for high performance microwave subsystems for an electronic warfare application. The order was received in the Company's fiscal 2016 second quarter and is expected to be shipped over the next several quarters.

January - Mercury announced it received a $2 million follow-on order from a leading defense prime contractor for high-performance signal processing subsystems for a manned airborne radar application. The order was booked in the Company's fiscal 2016 second quarter and is expected to be shipped over the next several quarters.

January - Mercury announced it received a $4 million follow-on order from a leading defense prime contractor for high-performance digital signal processing modules for an unmanned airborne synthetic aperture radar (SAR) application. The order was booked in the Company's fiscal 2016 second quarter and is expected to be shipped over the next 11 months.

January - Mercury announced the Company's fluid management Liquid Flow-By™ cooling technology for embedded processing subsystems. With the ability to cool the most powerful and processing-dense devices available, Liquid Flow-By enables open system architecture (OSA) modules to operate unrestricted and reliably, regardless of the presence of a cooling air supply.

January - Mercury announced it had recently received $6.5 million in orders relating to a sensor processing application for fighter aircraft. The orders were booked in the Company's fiscal 2016 second quarter.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2016 Results, Page 6

Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, April 26, 2016, at 5:00 p.m. ET to discuss the third quarter fiscal 2016 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.
A replay of the webcast will be available two hours after the call and archived on the same web page for six months.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income from continuing operations, adjusted earnings per share “adjusted EPS”, and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income from continuing operations, and adjusted EPS exclude certain non-cash and other specified charges. Free cash flow is defined as cash flow from operating activities less capital expenditures. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Mercury Systems - Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure processing subsystems designed and made in the USA. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2016 Results, Page 7

Chelmsford, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com.

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2016 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2015. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Gerry Haines, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems, Innovation That Matters and Liquid Flow-By are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2016 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)	March 31,	June 30,
	2016	2015

Assets
Current assets:
Cash and cash equivalents	$84,245	$77,586
Accounts receivable, net	39,314	31,765
Unbilled receivables and costs in excess of billings	29,376	22,021
Inventory	34,348	31,960
Deferred income taxes	12,788	12,407
Prepaid income taxes	1,912	3,747
Prepaid expenses and other current assets	4,652	8,678
Total current assets	206,635	188,164

Restricted cash	264	264
Property and equipment, net	13,512	13,226
Goodwill	173,741	168,146
Intangible assets, net	17,235	17,998
Other non-current assets	3,369	2,190
Total assets	$414,756	$389,988

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$12,412	$6,928
Accrued expenses	12,534	9,005
Accrued compensation	11,880	9,875
Deferred revenues and customer advances	5,166	7,477
Total current liabilities	41,992	33,285

Deferred gain on sale-leaseback	61	929
Deferred income taxes	2,391	3,108
Income taxes payable	1,513	1,459
Other non-current liabilities	1,056	1,069
Total liabilities	47,013	39,850

Shareholders’ equity:
Common stock	333	326
Additional paid-in capital	260,805	254,568
Retained earnings	105,747	94,468
Accumulated other comprehensive income	858	776
Total shareholders’ equity	367,743	350,138
Total liabilities and shareholders’ equity	$414,756	$389,988

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2016 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Net revenues	$65,898	$59,578	$184,724	$170,728
Cost of revenues (1)	35,407	31,660	98,126	91,776
Gross margin	30,491	27,918	86,598	78,952

Operating expenses:
Selling, general and administrative (1)	12,687	11,842	37,396	36,809
Research and development (1)	7,269	8,115	23,046	23,961
Amortization of intangible assets	1,754	1,744	5,105	5,268
Restructuring and other charges	409	27	968	2,457
Impairment of long-lived assets	—	—	231	—
Acquisition costs and other related expenses	1,553	33	3,533	33
Total operating expenses	23,672	21,761	70,279	68,528
Income from operations	6,819	6,157	16,319	10,424
Interest income	39	6	89	13
Interest expense	(3)	(7)	(10)	(23)
Other income, net	144	7	298	399
Income from continuing operations before income taxes	6,999	6,163	16,696	10,813
Tax provision	2,473	1,469	5,417	2,516
Income from continuing operations	4,526	4,694	11,279	8,297
Loss from discontinued operations, net of tax	—	(1,019)	—	(3,858)
Net income	$4,526	$3,675	$11,279	$4,439

Basic net earnings (loss) per share:
Continuing operations	$0.14	$0.14	$0.34	$0.26
Discontinued operations	—	(0.03)	—	(0.12)
Basic net earnings per share:	$0.14	$0.11	$0.34	$0.14

Diluted net earnings (loss) per share:
Continuing operations	$0.13	$0.14	$0.33	$0.25
Discontinued operations	—	(0.03)	—	(0.12)
Diluted net earnings per share:	$0.13	$0.11	$0.33	$0.13

Weighted-average shares outstanding:
Basic	33,251	32,298	33,162	32,001
Diluted	33,991	33,233	33,940	32,953

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$152	$110	$307	$375
Selling, general and administrative	$1,802	$1,446	$5,993	$5,190
Research and development	$196	$314	$944	$1,111

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2016 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$4,526	$3,675	$11,279	$4,439
Depreciation and amortization	3,319	3,296	9,878	10,446
Other non-cash items, net	1,532	3,256	4,220	8,055
Changes in operating assets and liabilities	(5,047)	(1,114)	(3,569)	(3,420)

Net cash provided by operating activities	4,330	9,113	21,808	19,520

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	8	—	(9,756)	—
Purchases of property and equipment	(1,752)	(1,344)	(4,908)	(3,467)
(Increase) decrease in other investing activities	(382)	885	(567)	886

Net cash used in investing activities	(2,126)	(459)	(15,231)	(2,581)

Cash flows from financing activities:
Proceeds from employee stock plans	507	736	2,804	2,048
Payments of capital lease obligations	—	(161)	—	(481)
Payments for retirement of common stock	(87)	—	(4,211)	—
Excess tax benefits from stock-based compensation	25	298	1,384	834

Net cash provided by (used in) by financing activities	445	873	(23)	2,401

Effect of exchange rate changes on cash and cash equivalents	42	6	105	(107)

Net increase in cash and cash equivalents	2,691	9,533	6,659	19,233

Cash and cash equivalents at beginning of period	81,554	56,987	77,586	47,287

Cash and cash equivalents at end of period	$84,245	$66,520	$84,245	$66,520

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2016 Results, Page 11

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying continuing operations results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal and accounting fees and expenses. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs non-interest financing, bank and other fees associated with obtaining and maintaining its financing facilities. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies.  These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition.  In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement expenses. The Company periodically incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2016 Results, Page 12

fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Income from continuing operations	$4,526	$4,694	$11,279	$8,297
Interest (income) expense, net	(36)	1	(79)	10
Income taxes	2,473	1,469	5,417	2,516
Depreciation	1,565	1,510	4,773	4,800
Amortization of intangible assets	1,754	1,744	5,105	5,268
Restructuring and other charges	409	27	968	2,457
Impairment of long-lived assets	—	—	231	—
Acquisition and financing costs	1,725	200	4,048	200
Fair value adjustments from purchase accounting	—	—	—	—
Litigation and settlement expenses	—	—	—	—
Stock-based compensation expense	2,150	1,870	7,244	6,676
Adjusted EBITDA	$14,566	$11,515	$38,986	$30,224

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2016 Results, Page 13

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Cash flows from operations	$4,330	$9,113	$21,808	$19,520
Capital expenditures	(1,752)	(1,344)	(4,908)	(3,467)
Free cash flow	$2,578	$7,769	$16,900	$16,053

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2016 Results, Page 14

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income from continuing operations and adjusted earnings per share ("adjusted EPS") are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying continuing operations results and trends and allows for comparability with our peer company index and industry. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income from continuing operations as income from continuing operations before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement expenses, stock-based compensation expense, and the tax impact of those items. Adjusted EPS expresses adjusted income from continuing operations on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ended March 31,
	2016		2015
Income from continuing operations and earnings per share	$4,526	$0.13	$4,694	$0.14
Amortization of intangible assets	1,754		1,744
Restructuring and other charges	409		27
Impairment of long-lived assets	—		—
Acquisition and financing costs	1,725		200
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expenses	—		—
Stock-based compensation expense	2,150		1,870
Impact to income taxes	(2,148)		(1,088)
Adjusted income from continuing operations and adjusted earnings per share	$8,416	$0.25	$7,447	$0.22

Diluted weighted-average shares outstanding:		33,991		33,233

	Nine Months Ended March 31,
	2016		2015
Income from continuing operations and earnings per share	$11,279	$0.33	$8,297	$0.25
Amortization of intangible assets	5,105		5,268
Restructuring and other charges	968		2,457
Impairment of long-lived assets	231		—
Acquisition and financing costs	4,048		200
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expenses	—		—
Stock-based compensation expense	7,244		6,676
Impact to income taxes	(6,193)		(4,703)
Adjusted income from continuing operations and adjusted earnings per share	$22,682	$0.67	$18,195	$0.55

Diluted weighted-average shares outstanding:		33,940		32,953

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY